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                                                                  Exhibit 2.3(b)

                                   ASSIGNMENT
                                       OF
                            ASSET PURCHASE AGREEMENT

      This Assignment of Asset Purchase Agreement is made by and between Charter Communications, Inc. ("CCI") and its wholly-controlled subsidiary, Charter Communications Entertainment I, LLC ("CCE-I"), effective as of the 23rd day of February, 1999, with respect to the following:

      A. CCI is the "Buyer" of certain cable television assets pursuant to the Asset Purchase Agreement among Greater Media, Inc., Greater Media Cablevision, Inc., and CCI dated as of February 17, 1999 (the "Agreement");

      B. Pursuant to Section 8.9 of the Agreement, CCI may assign its rights and obligations under the Agreement to any of its controlled affiliates without the prior consent of any other party to the Agreement;

      C. CCI desires to assign its rights and obligations under the Agreement and CCE-I desires to assume such rights and liabilities under the Agreement.

      In recognition of the above and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

      1. CCI assigns all of its rights and obligations under the Agreement to CCE-I.

      2. CCE-I agrees to assume all of CCI's rights and obligations under the Agreement and for all intents and purposes to be substituted as the "Buyer" under the terms thereof.

      3. This assignment shall be effective as of the date first written above.

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      In witness whereof, each of the parties has caused this Agreement to be executed on its behalf by their duly authorized officers.

                              CHARTER COMMUNICATIONS, INC.

                              By:        /s/ Curtis S. Shaw
                                  ------------------------------------
                                  Name:  Curtis S. Shaw
                                  Title: Senior Vice President


                             CHARTER COMMUNICATIONS
                             ENTERTAINMENT I, LLC

                             By:          /s/ Kent Kalkwarf
                                  ------------------------------------
                                  Name:  Kent Kalkwarf
                                  Title: Senior Vice President and
                                         Chief Financial Officer


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